EARNINGS PRESENTATION FIRST QUARTER 2025 2025

2FIRST QUARTER 2025 EARNINGS PRESENTATION Cautionary Notice Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending), slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry including those highlighted by high-profile bank failures, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes including overdraft and late fee caps (if implemented), including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), as well as the impact of prolonged elevated interest rates on our financial projections and models, sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described herein and under “Risk Factors” and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

3FIRST QUARTER 2025 EARNINGS PRESENTATION • Sustained, strong presence in Florida’s most attractive markets • #15 Florida market share ▪ #1 Florida-based bank in Orlando MSA ▪ #1 Florida-based bank in Palm Beach county ▪ #1 overall market share in Port St. Lucie MSA • Strong capital and liquidity supporting further organic growth and opportunistic acquisitions ▪ 14.7%1 Tier 1 capital ratio ▪ 83% loan to deposit ratio Valuable Florida Franchise with Strong Capital and Liquidity 1Estimated

4FIRST QUARTER 2025 EARNINGS PRESENTATION • Net income of $31.5 million, or $0.37 per diluted share. Pre-tax pre-provision earnings1 increased to $50.6 million. • Growth in total deposits of $332.4 million, or 11.0% annualized. • Noninterest-bearing deposits grew $140.1 million, or 17.0% annualized. • Loans grew 5.6% on an annualized basis. • Net interest income of $118.5 million, an increase of $2.7 million, or 2%. • Net interest margin expanded nine basis points to 3.48% and, excluding accretion on acquired loans, net interest margin expanded 19 basis points to 3.24%. First Quarter 2025 Highlights Comparisons are to the fourth quarter of 2024 unless otherwise stated • Cost of deposits declined 15 basis points to 1.93%. • Tangible book value per share of $16.71 increased 10% year over year. • Strong capital position, with a Tier 1 capital ratio of 14.7%2 and a tangible common equity to tangible assets ratio of 9.6%. • Expanded branch footprint with new locations in the Fort Lauderdale and Tampa markets. • Announced proposed acquisition of Heartland Bancshares, Inc., the holding company of Heartland National Bank, which is expected to close in the third quarter of 2025. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2Estimated

5FIRST QUARTER 2025 EARNINGS PRESENTATION Net Interest Income ($ in th ou sa nd s) $105,298 $104,657 $106,975 $116,115 $118,857 3.24% 3.18% 3.17% 3.39% 3.48% 2.91% 2.87% 2.90% 3.05% 3.24% Net Interest Income Net Interest Margin NIM, excluding accretion on acquired loans 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 • Net interest income1 totaled $118.9 million, an increase of $2.7 million, or 2%, from the prior quarter. • Net interest margin increased nine basis points to 3.48% and, excluding the effect of accretion on acquired loans, net interest margin expanded 19 basis points to 3.24%. • Securities yields increased 11 basis points to 3.88% benefiting from new securities acquired year to date. • Loan yields decreased three basis points from the prior quarter to 5.90%. Excluding the effect of accretion on acquired loans, yields increased 10 basis points to 5.58%. • The cost of deposits declined 15 basis points to 1.93%. 1Calculated on a fully taxable equivalent basis using amortized cost. 1

6FIRST QUARTER 2025 EARNINGS PRESENTATION Noninterest income increased $5.1 million from the prior quarter to $22.2 million, and adjusted noninterest income1 decreased $3.5 million to $22.0 million. Changes from the prior quarter include: Service charges on deposits totaled $5.2 million, near flat from the prior quarter despite the lower day count, and an increase of $0.2 million, or 4%, from the prior year quarter. Our investments in talent and significant market expansion across the state have resulted in continued growth in treasury management services to commercial customers compared to the prior year. Wealth management income totaled $4.2 million, an increase of $0.2 million, or 6%, and an increase $0.7 million, or 20%, from the prior year quarter. Assets under management have grown 14% year over year. Insurance agency income totaled $1.6 million, an increase of $0.5 million, or 41%, from the prior quarter and an increase of $0.3 million, or 25%, from the prior year quarter, reflecting seasonally strong results and continued growth in the business. Other income totaled $6.3 million, a decrease of $4.1 million, or 39%, from the prior quarter and an increase of $0.3 million, or 5%, from the prior year quarter. Compared to the fourth quarter of 2024, gains on SBIC investments were lower by $2.9 million, and gains on loan sales were lower by $1.0 million. Securities gains of $0.2 million in the first quarter of 2025 resulted from increases in the value of investments in mutual funds that invest in CRA-qualified debt securities. The fourth quarter of 2024 included an $8.0 million loss on the repositioning of a portion of the available-for-sale securities portfolio. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Noninterest Income $20,268 $22,228 $23,492 $25,456 $21,984 Adjusted noninterest income Securities gains (losses) 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 ($ in thousands) $229 $(44) $196 Noninterest income increased 8% year over year 1 $187 $(8,388)

7FIRST QUARTER 2025 EARNINGS PRESENTATION Assets Under Management End-of-Period ($ in millions) $1,239 $1,387 $1,711 $2,053 $2,127 2021 2022 2023 2024 1Q’25 Continued Focus on Building Wealth Management Assets under management totaled $2.1 billion at March 31, 2025, increasing 14% year over year. The wealth management team has continued its growth trajectory, adding $117 million in new assets under management during the quarter. Since 2021, assets under management have increased at a compound annual growth rate (“CAGR”) of 23%. 23% CAG R

Noninterest Expense

($ in millions)


Noninterest Expense
$7.1
$83.3
$82.5
$84.8
$0.3
$85.3
$1.1
$89.5
61.1%
60.2%
59.8%
56.1%
59.5%
1Q'24
2Q'24
3Q'24
4Q'24
1Q'25
Adjusted noninterest expense[1]
Non-GAAP adjustments
Adjusted efficiency ratio[1]

($ in millions)


Adjusted Noninterest Expense[1]
$13.8
$6.3
$9.2
$8.0
$46.0
$13.4
$6.0
$9.1
$8.2
$45.8
$13.9
$6.0
$9.2
$8.0
$47.7
$13.4
$5.6
$9.1
$8.3
$48.9
$15.1
$5.3
$9.5
$8.5
$51.1
1Q'24
2Q'24
3Q'24
4Q'24
1Q'25
Employee compensation and benefits
Outsourced data processing costs
Occupancy, furniture, and equipment
Amortization of intangibles
Marketing and Other

Noninterest expense totaled $90.6 million, an increase of $5.0 million, or 6%, from the prior quarter, and an increase of $0.2 million compared to the prior year quarter. The first quarter of 2025 included $1.1 million in merger-related charges. Other changes on an adjusted basis compared to the prior quarter include:

Employee compensation and benefits totaled $51.1 million, an increase of $2.2 million, or 5%, compared to the prior quarter, reflecting the successful recruiting and onboarding of banking teams and talent across our footprint and higher seasonal payroll taxes and 401(k) contributions. During the quarter, the Company added 10 revenue producing bankers to the team.

Outsourced data processing costs totaled $8.5 million, an increase of $0.2 million, or 2%, compared to the prior quarter.

Occupancy, furniture and equipment costs totaled $9.5 million, an increase of $0.4 million, or 5%, compared to the prior quarter. During the quarter, the Company opened two new branch locations.

Other expense increased $1.7 million, or 12%, compared to the prior quarter, primarily associated with higher marketing and other costs to support growth.

[1] Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

SeacoastBank FIRST QUARTER 2025 EARNINGS PRESENTATION 8

9FIRST QUARTER 2025 EARNINGS PRESENTATION $573 $834 $831 $693 $982 $394 $538 $658 $903 $555 Pipeline Originations 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 Loan Pipeline End-of-Period vs Originations ($ in millions) $9,978 $10,039 $10,205 $10,300 $10,443 5.90% 5.93% 5.94% 5.93% 5.90% 5.48% 5.52% 5.58% 5.48% 5.58% Yield Excluding Accretion on Acquired Loans Reported Yield Total Loans 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 Total Loans End-of-Period ($ in millions) Disciplined Approach to Lending in a Strong Florida Economy Loans outstanding increased by $143.1 million, or 5.6% annualized, from the prior quarter. Loan pipelines increased $288.2 million from the prior quarter to $981.6 million. Loan yields declined three basis points from the prior quarter to 5.90%. Excluding the effect of accretion on acquired loans, yields expanded 10 basis points to 5.58%.

10FIRST QUARTER 2025 EARNINGS PRESENTATION At March 31, 2025 Loan Portfolio Mix Seacoast's lending strategy results in a diverse and granular loan portfolio. Seacoast’s average loan size is $426 thousand and the average commercial loan size is $838 thousand. Portfolio diversification in terms of asset mix, industry, and loan type has been a critical element of the Company’s lending strategy. Exposures across industries and collateral types are broadly distributed. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 34% and 220%, respectively, of total consolidated risk-based capital1. CRE-Retail, 11% CRE-Office, 5% CRE-Multifamily 5+, 4% CRE-Hotel/Motel, 3% CRE-Industrial/Warehouse, 5% CRE-Other, 6% OOCRE, 16% Construction & Land Development, 6% Commercial & Financial, 17% Residential, 25% Consumer, 2% 1Estimated

11FIRST QUARTER 2025 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Loans Outstanding Purchase Discount % of Loans Outstanding Construction and Land Development $ 618,493 $ 6,772 1.09% $ 2,034 0.33 % Owner Occupied Commercial Real Estate 1,713,579 12,598 0.74 17,492 1.02 Commercial Real Estate 3,513,400 45,191 1.29 53,478 1.52 Residential Real Estate 2,653,012 40,348 1.52 32,862 1.24 Commercial & Financial 1,753,090 27,611 1.57 12,876 0.73 Consumer 191,447 7,747 4.05 769 0.40 Total $ 10,443,021 $ 140,267 1.34% $ 119,511 1.14 % The total allowance for credit losses of $140.3 million as of March 31, 2025 represents management’s estimate of lifetime expected credit losses. The $119.5 million remaining unrecognized discount on acquired loans represents 1.14% of total loans. Additionally, a reserve for potential credit losses on lending-related commitments of $5.8 million is reflected within Other Liabilities.

12FIRST QUARTER 2025 EARNINGS PRESENTATION Net Charge-Offs $3,630 $9,946 $7,445 $6,113 $7,038 0.15% 0.40% 0.29% 0.24% 0.27% NCO NCO/Average Loans 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 ($ in thousands) Allowance for Credit Losses $146,669 $141,641 $140,469 $138,055 $140,267 1.47% 1.41% 1.38% 1.34% 1.34% ACL ACL/Total Loans 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 Continued Strong Asset Quality Trends Nonperforming Loans $77,205 $59,927 $80,857 $92,446 $71,018 0.77% 0.60% 0.79% 0.90% 0.68% 0.30% 0.39% 0.50% 0.15% 0.16% NPL NPL/Total Loans Accruing Past Due / Total Loans 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 Criticized and Classified Loans $239,185 $260,040 $264,140 $223,859 $251,428 2.40% 2.59% 2.59% 2.17% 2.41% Criticized and Classified Loans Criticized and Classified Loans / Total Loans 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25

13FIRST QUARTER 2025 EARNINGS PRESENTATION Investment Securities Performance and Composition High quality AFS portfolio consisting of 88% agency backed securities, with the remainder comprised primarily of highly-rated investment grade bonds. CLO portfolio is entirely AA/AAA rated. Net unrealized losses in the AFS portfolio decreased during the first quarter by $36.0 million, driven by lower long-term interest rates, which contributed $0.32 to the increase in tangible book value per share. Portfolio yield increased 11 basis points to 3.88% from 3.77% in the prior quarter, benefiting from new purchases. Deploying liquidity related to the anticipated Heartland acquisition, purchases of $412 million were primarily agency mortgage-backed securities with an average book yield of 5.51%. Net Unrealized Loss in Securities ($ in thousands) 3/31/2025 12/31/2024 △ from 4Q'24 Total Available-for-Sale $ (171,800) $ (207,846) $ 36,046 Total Held-to-Maturity (114,899) (127,592) 12,693 Total Securities $ (286,699) $ (335,438) $ 48,739 ($ in m ill io ns ) $2,619 $2,625 $2,806 $2,862 $3,253 $670 $658 $646 $635 $625 $1,949 $1,967 $2,160 $2,227 $2,628 3.47% 3.69% 3.75% 3.77% 3.88% HTM Securities AFS Securities Yield 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25

14FIRST QUARTER 2025 EARNINGS PRESENTATION Deposits End-of-Period ($ in millions) $12,016 $12,116 $12,244 $12,242 $12,575 5.50% 5.50% 5.00% 4.50% 4.50% 2.19% 2.31% 2.34% 2.08% 1.93% Total Deposits Fed Funds Upper Limit Cost of Deposits 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 Distinctive Deposit Franchise Supported by Attractive Markets Total deposits increased $332.4 million, or 11.0% annualized, to $12.6 billion. Excluding brokered deposits, total deposits increased $363.5 million, or 12.3% annualized. Continued focus on organic growth and relationship-based funding. The addition of commercial talent onboarding new relationships, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. Average deposits per banking center were $159 million. 12-Month Trend for Cost of Deposits 2.27% 2.33% 2.33% 2.35% 2.39% 2.27% 2.16% 2.09% 1.98% 1.93% 1.93% 1.92% Apr'24 May'24 Jun'24 Jul'24 Aug'24 Sep'24 Oct'24 Nov'24 Dec'24 Jan'25 Feb'25 Mar'25

15FIRST QUARTER 2025 EARNINGS PRESENTATION Deposits End-of-Period ($ in millions) $12,016 $12,116 $12,244 $12,242 $12,575 Transaction Accounts Savings Money Market Brokered Time Deposits 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 Granular, Diverse and Relationship-Focused Customer Funding Base The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits. Customer transaction account balances represent 50% of total deposits. Consumer deposits represent 41% of total deposits, with an average balance per account of $26 thousand. Business deposits represent 59% of total deposits, with an average balance per account of $115 thousand. The average tenure for a Seacoast customer is 10 years. 50%50%49%50%52% 4% 4%4%5%5% 29% 30% 33% 33% 33% 1% 3% 2% 2% 2%13% 12% 12% 11% 11%

16FIRST QUARTER 2025 EARNINGS PRESENTATION $15.26 $15.41 $16.20 $16.12 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 9.3% 9.3% 9.6% 9.6% 9.6% 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 15.9% 16.1% 16.2% 16.2% 16.1% 14.5% 14.7% 14.8% 14.8% 14.7% Total Risk Based Capital Tier 1 Ratio 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 9.6% 10.8% 10.3% 10.9% 10.2%11.2% 10.8% 10.3% 12.7% 10.3% GAAP - ROTCE Adjusted - ROTCE 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk-based capital and 8.0% for Tier 1 ratio at a total Bank level. 3 Current quarter ratios are estimated. Tangible Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk-Based and Tier 1 Capital3Return on Tangible Common Equity 1 10.0%2 8.0%2 Robust Capital Position Supporting a Fortress Balance Sheet $16.71

Tracey L. Dexter Chief Financial Officer Tracey.Dexter@SeacoastBank.com (772) 403-0461 Michael Young Treasurer & Director of Corporate Development & Investor Relations Michael.Young@SeacoastBank.com (772) 403-0451 INVESTOR RELATIONS NASDAQ: SBCF

18FIRST QUARTER 2025 EARNINGS PRESENTATION Appendix

19FIRST QUARTER 2025 EARNINGS PRESENTATION Heartland Bancshares, Inc. Transaction Summary Structure and Consideration • Heartland Bancshares, Inc. and Heartland National Bank to merge with and into Seacoast Banking Corporation of Florida and Seacoast Bank • 50% stock / 50% cash consideration • Each share exchanged for stock to receive 4.9164 shares of Seacoast common stock • Each share exchanged for cash to receive $147.10 • Approximately 98% Seacoast / 2% Heartland ownership Price Protection Collar • 15% collar on fixed exchange ratio, based on Seacoast stock price performance relative to $29.92 benchmark stock price • Seacoast walkaway right if Seacoast stock falls more than 20% from benchmark stock price and Heartland doesn’t agree to fix the exchange ratio One-Time Merger Costs Pre-tax, merger costs of $12.3 million Cost Savings Anticipated cost savings of 25% of Heartland’s non-interest expense base, 75% realized in Q4‘25 Securities Positioning • Balance sheet repositioning of approximately $550 million of Heartland cash and securities into higher yielding assets • $412 million of securities pre-purchased with taxable equivalent yield of 5.7% Loan Mark and CECL Assumptions $6.6 million (4.0%) gross loan mark on Heartland’s loan portfolio at close, consisting of the following components: • $3.7 million, interest rate mark at close (~2.3% of loan value) accreted into earnings over time • $2.4 million, non-PCD loan credit mark at close (~1.6% of loan value) accreted into earnings over time • $0.5 million, PCD loan credit mark at close recorded as allowance for credit losses Additional estimated $2.3 million for CECL Day 2 Provision for non-PCD loans Other Fair Value Market Adjustments • Core deposit intangible assumed to equal 4.0% of Heartland’s core deposits, amortized SYD over 10 years • Fixed asset write-up of $2.5 million (benefit to equity) • Total liabilities write-down of $0.2 million (benefit to equity) Approvals and Timing • Subject to Heartland shareholder approval and customary regulatory approvals • Anticipated closing in the third quarter of 2025

20FIRST QUARTER 2025 EARNINGS PRESENTATION Quarterly Trend ($ in thousands) 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Commercial pipeline at period end $ 884,878 $ 605,357 $ 744,548 $ 743,789 $ 498,617 Commercial loan originations 405,449 711,506 499,655 405,957 260,032 SBA pipeline at period end 19,233 28,793 28,944 29,296 15,630 SBA originations 17,388 36,836 18,386 8,226 18,944 Residential pipeline-saleable at period end 15,495 6,727 11,222 12,095 9,279 Residential loans-sold 15,531 11,764 23,200 21,417 15,305 Residential pipeline-portfolio at period end 37,532 35,068 21,920 24,721 24,364 Residential loans-retained 70,322 99,916 51,507 42,431 51,435 Consumer pipeline at period end 24,433 17,384 24,447 24,532 25,057 Consumer originations 46,732 42,607 65,140 59,973 48,244 Total Pipelines at Period End $ 981,571 $ 693,329 $ 831,081 $ 834,433 $ 572,947 Total Originations $ 555,422 $ 902,629 $ 657,888 $ 538,004 $ 393,960 Loan Production and Pipeline Trend

21FIRST QUARTER 2025 EARNINGS PRESENTATION 7.93 7.95 7.86 7.30 7.02 3.12 3.26 3.25 2.88 2.63 4.61 4.65 4.73 4.77 4.80 2.19 2.31 2.34 2.08 1.93 3.47 3.69 3.75 3.77 3.88 Variable Rate Loans Interest-Bearing Deposit Costs Fixed/Adjustable Rate Loans Total Deposit Costs Securities 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 Quarterly Average Yields/Rates (%) Net Interest Margin (Right Axis) Rate on Total Interest Bearing Liabilities (Left Axis) Yield on Total Earning Assets (Left Axis) 1Q'24 2Q'24 3Q'24 4Q'24 1Q'25 — 1.00 2.00 3.00 4.00 5.00 6.00 3.10 3.20 3.30 3.40 3.50 Asset & Liability Yield/Rate Trends (%) Average Yield Trends Only 21% of Total Interest Earning Assets Earning asset yields declined two basis points in 1Q’25 while the rate on interest-bearing liabilities declined 22 basis points.

22FIRST QUARTER 2025 EARNINGS PRESENTATION Recognition 2nd consecutive year 4th consecutive year 1st time winner 5th consecutive year 1st time winner 1st time winner 2nd consecutive year 2nd consecutive year

23FIRST QUARTER 2025 EARNINGS PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 1Q'25	4Q'24	3Q'24	2Q'24	1Q'24
Net Income	$ **31,464**	$ 34,085	$ 30,651	$ 30,244	$ 26,006
Total noninterest income	**22,180**	17,068	23,679	22,184	20,497
Securities (gains) losses, net	**(196)**	8,388	(187)	44	(229)
Total Adjustments to Noninterest Income	**(196)**	8,388	(187)	44	(229)
Total Adjusted Noninterest Income	**21,984**	25,456	23,492	22,228	20,268
Total noninterest expense	**90,597**	85,575	84,818	82,537	90,371
Merger-related charges	**(1,051)**	—	—	—	—
Business continuity expenses - hurricane events	**—**	(280)	—	—	—
Branch reductions and other expense initiatives	**—**	—	—	—	(7,094)
Adjustments to Noninterest Expense	**(1,051)**	(280)	—	—	(7,094)
Adjusted Noninterest Expense	**89,546**	85,295	84,818	82,537	83,277
Income Taxes	**9,386**	9,513	8,602	8,909	7,830
Tax effect of adjustments	**217**	2,197	(47)	11	1,739
Adjusted Income Taxes	**9,603**	11,710	8,555	8,920	9,569
Adjusted Net Income	$ **32,102**	$ 40,556	$ 30,511	$ 30,277	$ 31,132
Earnings per diluted share, as reported	$ **0.37**	$ 0.40	$ 0.36	$ 0.36	$ 0.31
Adjusted Earnings per Diluted Share	**0.38**	0.48	0.36	0.36	0.37
Average diluted shares outstanding	**85,388**	85,302	85,069	84,816	85,270

SeacoastBank FIRST QUARTER 2025 EARNINGS PRESENTATION 24

GAAP to Non-GAAP Reconciliation

	Quarterly Trend				
(Amounts in thousands except per share data)	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24
Adjusted Noninterest Expense	**$ 89,546**	$ 85,295	$ 84,818	$ 82,537	$ 83,277
Provision for credit losses on unfunded commitments	**(150)**	(250)	(250)	(251)	(250)
Other real estate owned expense and net (loss) gain on sale	**(241)**	(84)	(491)	109	26
Amortization of intangibles	**(5,309)**	(5,587)	(6,002)	(6,003)	(6,292)
Net Adjusted Noninterest Expense	**83,846**	79,374	78,075	76,392	76,761
Average tangible assets	**$ 14,593,955**	$ 14,397,331	$ 14,184,085	$ 14,020,793	$ 13,865,245
Net Adjusted Noninterest Expense to Average Tangible Assets	**2.33 %**	2.19 %	2.19 %	2.19 %	2.23 %
Net Revenue	**$ 140,697**	$ 132,872	$ 130,344	$ 126,608	$ 125,575
Total Adjustments to Net Revenue	**(196)**	8,388	(187)	44	(229)
Impact of FTE adjustment	**340**	311	310	233	220
Adjusted Net Revenue on a FTE basis	**$ 140,841**	$ 141,571	$ 130,467	$ 126,885	$ 125,566
Adjusted Efficiency Ratio	**59.53 %**	56.07 %	59.84 %	60.21 %	61.13 %
Net Interest Income	**$ 118,517**	$ 115,804	$ 106,665	$ 104,424	$ 105,078
Impact of FTE adjustment	**340**	311	310	233	220
Net Interest Income Including FTE adjustment	**118,857**	116,115	106,975	104,657	105,298
Total noninterest income	**22,180**	17,068	23,679	22,184	20,497
Total noninterest expense less provision for credit losses on unfunded commitments	**90,447**	85,325	84,568	82,286	90,121
Pre-Tax Pre-Provision Earnings	**50,590**	47,858	46,086	44,555	35,674
Total Adjustments to Noninterest Income	**(196)**	8,388	(187)	44	(229)
Total Adjustments to Noninterest Expense including other real estate owned expense and net (loss) gain on sale	**1,292**	364	491	(109)	7,068
Adjusted Pre-Tax Pre-Provision Earnings	**$ 51,686**	$ 56,610	$ 46,390	$ 44,490	$ 42,513

SeacoastBank FIRST QUARTER 2025 EARNINGS PRESENTATION 25

GAAP to Non-GAAP Reconciliation

	Quarterly Trend				
(Amounts in thousands except per share data)	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24
Average Assets	$ 15,395,642	$ 15,204,041	$ 14,996,846	$ 14,839,707	$ 14,690,776
Less average goodwill and intangible assets	(801,687)	(806,710)	(812,761)	(818,914)	(825,531)
Average Tangible Assets	$ 14,593,955	$ 14,397,331	$ 14,184,085	$ 14,020,793	$ 13,865,245
Return on Average Assets (ROA)	0.83 %	0.89 %	0.81 %	0.82 %	0.71 %
Impact of other adjustments for Adjusted Net Income	0.02	0.17	—	—	0.14
Adjusted ROA	0.85	1.06	0.81	0.82	0.85
Return on Average Assets	0.83	0.89	0.81	0.82	0.71
Impact of removing average intangible assets and related amortization	0.15	0.17	0.18	0.18	0.18
Return on Average Tangible Assets (ROTA)	0.98	1.06	0.99	1.00	0.89
Impact of other adjustments for Adjusted Net Income	0.02	0.18	(0.01)	—	0.15
Adjusted ROTA	1.00 %	1.24 %	0.98 %	1.00 %	1.04 %
Average Shareholders' Equity	$ 2,214,995	$ 2,203,052	$ 2,168,444	$ 2,117,628	$ 2,118,381
Less average goodwill and intangible assets	(801,687)	(806,710)	(812,761)	(818,914)	(825,531)
Average Tangible Equity	$ 1,413,308	$ 1,396,342	$ 1,355,683	$ 1,298,714	$ 1,292,850
Return on Average Shareholders' Equity	5.76 %	6.16 %	5.62 %	5.74 %	4.94 %
Impact of removing average intangible assets and related amortization	4.41	4.74	4.69	5.01	4.61
Return on Average Tangible Common Equity (ROTCE)	10.17	10.90	10.31	10.75	9.55
Impact of other adjustments for Adjusted Net Income	0.18	1.84	(0.04)	0.01	1.60
Adjusted ROTCE	10.35 %	12.74 %	10.27 %	10.76 %	11.15 %
Loan Interest Income[1]	$ 150,973	$ 152,303	$ 151,282	$ 147,518	$ 147,308
Accretion on acquired loans	(8,221)	(11,717)	(9,182)	(10,178)	(10,595)
Loan interest income excluding accretion on acquired loans	$ 142,752	$ 140,586	$ 142,100	$ 137,340	$ 136,713

SeacoastBank FIRST QUARTER 2025 EARNINGS PRESENTATION 26

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24
	Quarterly Trend				
Yield on Loans[1]	**5.90 %**	5.93 %	5.94 %	5.93 %	5.90 %
Impact of accretion on acquired loans	**(0.32)**	(0.45)%	(0.36)	(0.41)	(0.42)
Yield on loans excluding accretion on acquired loans	**5.58 %**	5.48 %	5.58 %	5.52 %	5.48 %
Net Interest income[1]	**$ 118,857**	$ 116,115	$ 106,975	$ 104,657	$ 105,298
Accretion on acquired loans	**(8,221)**	(11,717)	(9,182)	(10,178)	(10,595)
Net interest income excluding accretion on acquired loans	**$ 110,636**	$ 104,398	$ 97,793	$ 94,479	$ 94,703
Net Interest Margin[1]	**3.48 %**	3.39 %	3.17 %	3.18 %	3.24 %
Impact of accretion on acquired loans	**(0.24)**	(0.34)	(0.27)	(0.31)	(0.33)
Net interest margin excluding accretion on acquired loans	**3.24 %**	3.05 %	2.90 %	2.87 %	2.91 %
Security Interest Income[1]	**$ 29,422**	$ 26,986	$ 26,005	$ 24,195	$ 22,434
Tax equivalent adjustment on securities	**(7)**	(7)	(8)	(7)	(7)
Security interest income excluding tax equivalent adjustment	**29,415**	26,979	25,997	24,188	22,427
Loan Interest Income[1]	**150,973**	152,303	151,282	147,518	147,308
Tax equivalent adjustment on loans	**(333)**	(304)	(302)	(226)	(213)
Loan interest income excluding tax equivalent adjustment	**150,640**	151,999	150,980	147,292	147,095
Net Interest Income[1]	**118,857**	116,115	106,975	104,657	105,298
Tax equivalent adjustment on securities	**(7)**	(7)	(8)	(7)	(7)
Tax equivalent adjustment on loans	**(333)**	(304)	(302)	(226)	(213)
Net interest income excluding tax equivalent adjustment	**$ 118,517**	$ 115,804	$ 106,665	$ 104,424	$ 105,078

[1] On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank FIRST QUARTER 2025 EARNINGS PRESENTATION 27